Exhibit 99

PRESS RELEASE

For Release:	July 30, 2014
Nasdaq:	MFNC
Contact:	Ernie R. Krueger, (906) 341-7158 /ekrueger@bankmbank.com
Website:	www.bankmbank.com

MACKINAC FINANCIAL CORPORATION

REPORTS SIX MONTH AND SECOND QUARTER 2014 RESULTS

Manistique, Michigan — Mackinac Financial Corporation (Nasdaq: MFNC), the bank holding company for mBank (the “Bank”), today announced second quarter 2014 income of $.806 million or $.15 per share compared to net income available to common shareholders of $1.197 million, or $.22 per share for the second quarter of 2013.  Operating results for the first six months of 2014 totaled $1.466 million or $.27 per share compared to $1.873 million or $.34 per share for the same period in 2013.  The consolidated operating results for 2014 were impacted by costs associated with strategic initiatives. The Corporation incurred $.272 million of expenses related to acquisition initiatives and also recorded an after tax loss from the asset based lending subsidiary of $.297 million. The combination of these two initiatives had a negative after tax impact of $.477 million, or $.09 per share.

Weighted average shares totaled 5,529,290 shares for the six month period in 2014 and 5,527,690 shares in the 2014 second quarter compared to 5,557,842 shares for the six month period and 5,556,133 shares in the second quarter of 2013.

The Corporation’s subsidiary, mBank, recorded net income of $2.404 million for the first six months of this year compared to $2.538 million for the same period in 2013. The largest adverse variance was noninterest income as it decreased primarily as a result of a reduced level of fees and gains on the sale of loans from secondary market mortgage lending of $.365 million from prior year period given the national mortgage refinance slowdown.

Total assets of the Corporation at June 30, 2014 were $595.869 million, up 7.65% from the $553.501 million reported at June 30, 2013 and up 4.03% from the $572.800 million of total assets at year-end 2013. The Corporation and the Bank are both “well-capitalized” with Tier 1 Capital at both the Corporation and the Bank of 10.50%.

Key highlights for the first six months of 2014 results include:

•                  Continued strong credit quality with a Texas Ratio of 6.43% compared to 9.02% one year ago, with nonperforming assets of $4.599 million, a $1.865 million reduction from a year earlier.

•                  Healthy new loan growth, with six-month production of $86 million and balance sheet growth of $19 million.

•                  Net interest income in the first half of 2014 increased to $11.252 million, 4.21%, compared to $10.425 million, or 4.17%, in the first half of 2013.

•                  Continued success in SBA/USDA lending with gains on the sale of these loans of $.549 million, compared to $.663 million a year earlier.

•                  The recent announcement of the pending acquisition of Peninsula Bank, a 127-year old, $132 million asset bank headquartered in the Upper Peninsula with six banking locations in Marquette County.

Loans and Nonperforming Assets

Total loans at June 30, 2014 were $502.940 million, a 10.40% increase from the $455.555 million at June 30, 2013 and up $19.108 million from year-end 2013 total loans of $483.832 million. In addition to the aforementioned balance sheet totals, the company services $138 million of sold mortgage loans and $60 million of sold SBA and USDA loans. Total loans under management now reside at $701 million.

New loan production totaled $85.8 million with the Upper Peninsula contributing $52.3 million, the Northern Lower Peninsula $14.8 million and Southeast Michigan $18.7 million. Commercial loan production accounted for $55.9 million of the six month total, with consumer, primarily 1-4 family mortgages of $29.9 million.  Commenting on new loan production and overall lending activities, Kelly W. George, President and CEO of mBank stated, “We were pleased with our overall continued success in new loan production for the first half of 2014 in light of the very harsh and elongated winter in Northern Michigan where the majority of our lending activities reside.  The weather stymied business development especially within the retail loan segments. Loan balance growth did accelerate in the second quarter with good activity in all of our markets and lending segments, and our pipeline remains good moving into the remainder of the year.”

Nonperforming loans totaled $2.652 million, .53% of total loans at June 30, 2014 compared to $3.983 million, or .87% of total loans at June 30, 2013 and up $.628 million from December 31, 2013.  Nonperforming assets were reduced by $1.865 million from a year ago and stood at .77% of total assets and equated to $4.599 million.  Total loan delinquencies greater than 30 days resided at a nominal .63% or $3.145 million.  George, commenting on credit quality, stated, “Our micro credit risk metrics and overall loan portfolio payment performance remains strong. We are diligent within our loan origination structures and will not stretch our prudent lending parameters for new loans. From a macro perspective, our loan origination mix and concentrations remain well manageable and will improve with the mix and types of loans that will be acquired in the Peninsula Bank acquisition.”

Margin Analysis

Net interest income in the first half of 2014 increased to $11.252 million, 4.21%, compared to $10.425 million, or 4.17%, in the first half of 2014. George stated, “The growth of our net interest income and stability of our net interest margin is a direct reflection of our continued pricing discipline for loans and deposits within our various markets. We will continue our efforts to maintain our strong net interest margin within this historically low interest rate cycle though the use of continued targeted funding strategies and disciplined loan pricing and terms in efforts to mitigate longer term interest rate risk. We will remain committed to our core banking philosophy which emphasizes loan growth as the best asset to invest in to benefit and help grow the economic bases in our local communities, which in turn also provides for the best overall returns to our shareholders.”

Deposits

Total deposits of $484.016 million at June 30, 2014 increased by 8.06% from deposits of $447.907 million on June 30, 2013 and were up $17.717 million from year-end deposits $466.299 million.  The overall increase in deposits for the first six months of 2014 from year-end is comprised of an increase in core deposits, mostly in certificates of deposits. George, commenting on core deposits and overall liquidity needs, stated, “The Corporation maintains a strong liquidity position to fund operations and loan growth, especially as we move through the seasonal quarters where many of our lodging and tourism clients are the busiest. We will also utilize alternative funding sources such as internet CDs and small levels of wholesale deposits when deemed necessary to structure different liabilities to match asset durations, and cover any potential short term funding gaps that could arise.”

Noninterest Income/Expense

Noninterest income, at $1.341 million in the first half of 2014, decreased $.668 million from the first half 2013 level of $2.009 million.  Noninterest income decreased primarily as a result of a reduced level of fees and gains on the sale of loans from secondary market mortgage lending of $.336 million from prior year period. Noninterest expense, at $10.005 million in the first half of 2014, increased $1.171 million, or 13.26% from the same period in 2013. The largest increase from the first half of 2013 was in salaries and benefits, largely reflective of the compensation packages for the staff up of our asset based lending subsidiary formed in the third quarter of 2013.  We also had increased occupancy costs between periods due primarily to our new Marquette branch office, which we moved into late in 2013. We incurred some additional legal costs as well in the first half of 2014 for the exploration of an acquisition and additional SEC filing work needed this year.

Assets and Capital

Total assets of the Corporation at June 30, 2014 were $595.869 million, up 7.65% from the $553.501 million reported at June 30, 2013 and up $23.069 million from the $572.800 million of total assets at year-end 2013. The increase in assets during the first half of 2014 was primarily loan growth.

Total common shareholders’ equity at June 30, 2014 was $66.477 million, or $12.03 per share, compared to $62.520 million, or $11.26 per share on June 30, 2013, an increase of $3.950 million, or 6.31%.

Paul D. Tobias, Chairman and Chief Executive Officer, concluded, “We are very excited about our recently announced acquisition of Peninsula State Bank.  This marks a milestone for your Corporation as we seek to merge with the second oldest community bank in Michigan.  This fine bank is within our largest and growing commerce hub in the Upper Peninsula. We expect this acquisition to be accretive in 2014 and beyond.  In addition, our organic growth will be enhanced when our asset based lending subsidiary grows to a level that sustains profitability later this year.  This new business is complementary to our commercial lending and to our SBA/USDA efforts.  We expect our returns from both of these initiatives to produce positive returns on our investment and add to shareholder value in the near future.”

Mackinac Financial Corporation is a registered bank holding company formed under the Bank Holding Company Act of 1956 with assets in excess of $590 million and whose common stock is traded on the NASDAQ stock market as “MFNC.”   The principal subsidiary of the Corporation is mBank.  Headquartered in Manistique, Michigan, mBank has 11 branch locations; seven in the Upper Peninsula, three in the Northern Lower Peninsula and one in Oakland County, Michigan.  The Company’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses, as well as a full array of personal and business deposit products and consumer loans.

Forward-Looking Statements

This release contains certain forward-looking statements.  Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance.  These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence.  Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements.  Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission.  These and other factors may cause decisions and actual results to differ materially from current expectations.  Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

SELECTED FINANCIAL HIGHLIGHTS

	June 30,	December 31,	June 30,
(Dollars in thousands, except per share data)	2014	2013	2013
	(Unaudited)		(Unaudited)
Selected Financial Condition Data (at end of period):
Assets	$595,869	$572,800	$553,501
Loans	502,940	483,832	455,555
Investment securities	47,374	44,388	47,307
Deposits	484,016	466,299	447,907
Borrowings	42,087	37,852	35,925
Common Shareholders’ Equity	66,477	65,249	62,520
Shareholders’ equity	66,477	65,249	66,520

Selected Statements of Income Data (six months and year ended):
Net interest income	$11,252	$21,399	$10,425
Income before taxes and preferred dividend	2,214	5,534	3,125
Net income	1,466	5,629	1,873
Income per common share - Basic*	.27	1.01	.34
Income per common share - Diluted*	.26	1.00	.34
Weighted average shares outstanding	5,529,290	5,558,313	5,557,842
Weighted average shares outstanding- Diluted	5,623,192	5,650,058	5,557,842

Three Months Ended:
Net interest income	$5,659	$5,626	$5,269
Income before taxes and preferred dividend	1,220	1,057	1,897
Net income	806	2,910	1,197
Income per common share - Basic	.15	.52	.22
Income per common share - Diluted*	.15	.51	.22
Weighted average shares outstanding*	5,527,690	5,555,952	5,556,133
Weighted average shares outstanding- Diluted	5,557,563	5,555,952	5,556,133

Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	4.21%	4.17%	4.17%
Efficiency ratio	78.95	67.46	70.22
Return on average assets	.51	1.01	.69
Return on average common equity	4.51	9.07	6.13
Return on average equity	4.51	8.26	5.41

Average total assets	$580,934	$555,152	$544,887
Average common shareholders’ equity	65,508	62,082	61,590
Average total shareholders’ equity	65,508	68,172	69,847
Average loans to average deposits ratio	103.78%	103.46%	104.26%

Common Share Data at end of period:
Market price per common share	$12.90	$9.90	$8.88
Book value per common share	$12.03	$11.77	$11.26
Common shares outstanding	5,527,690	5,541,390	5,554,459

Other Data at end of period:
Allowance for loan losses	$5,097	$4,661	$5,177
Non-performing assets	$4,599	$3,908	$6,464
Allowance for loan losses to total loans	1.01%	.96%	1.14%
Non-performing assets to total assets	.77%	.68%	1.17%
Texas ratio	6.43%	5.59%	9.02%

Number of:
Branch locations	11	11	11
FTE Employees	134	133	128

*Earnings per share data for 2012 restated for common stock issuance

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,	June 30,
	2014	2013	2013
	(Unaudited)		(Unaudited)
ASSETS

Cash and due from banks	$20,744	$18,216	$26,216
Federal funds sold	2	3	3
Cash and cash equivalents	20,746	18,219	26,219

Interest-bearing deposits in other financial institutions	235	10	10
Securities available for sale	47,374	44,388	47,307
Federal Home Loan Bank stock	3,060	3,060	3,060

Loans:
Commercial	374,565	359,368	343,561
Mortgage	113,332	110,663	98,559
Consumer	15,043	13,801	13,435
Total Loans	502,940	483,832	455,555
Allowance for loan losses	(5,097)	(4,661)	(5,177)
Net loans	497,843	479,171	450,378

Premises and equipment	9,790	10,210	10,536
Other real estate held for sale	1,947	1,884	2,481
Deferred tax asset	9,097	9,933	8,367
Other assets	5,777	5,925	5,143

TOTAL ASSETS	$595,869	$572,800	$553,501

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Deposits:
Noninterest bearing deposits	$73,732	$72,936	$64,736
NOW, money market, interest checking	148,242	149,123	146,203
Savings	15,658	13,039	12,229
CDs<$100,000	143,140	140,495	134,767
CDs>$100,000	23,151	23,159	25,091
Brokered	80,093	67,547	64,881
Total deposits	484,016	466,299	447,907

Borrowings	42,087	37,852	35,925
Other liabilities	3,289	3,400	3,149
Total liabilities	529,392	507,551	486,981

SHAREHOLDERS’ EQUITY:
Preferred stock - No par value:
Authorized - 500,000 shares , none issued and outstanding	—	—	4,000
Common stock and additional paid in capital - No par value
Authorized - 18,000,000 shares
Issued and outstanding - 5,527,690; 5,541,390 and 5,557,859 respectively	53,703	53,621	53,934
Retained earnings	12,325	11,412	8,156
Accumulated other comprehensive income	449	216	430

Total shareholders’ equity	66,477	65,249	66,520

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$595,869	$572,800	$553,501

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
INTEREST INCOME:
Interest and fees on loans:
Taxable	$6,373	$6,014	$12,654	$11,903
Tax-exempt	—	28	23	55
Interest on securities:
Taxable	244	241	481	481
Tax-exempt	14	6	27	13
Other interest income	32	32	80	63
Total interest income	6,663	6,321	13,265	12,515

INTEREST EXPENSE:
Deposits	800	886	1,622	1,763
Borrowings	204	166	391	327
Total interest expense	1,004	1,052	2,013	2,090

Net interest income	5,659	5,269	11,252	10,425
Provision for loan losses	191	100	374	475
Net interest income after provision for loan losses	5,468	5,169	10,878	9,950

OTHER INCOME:
Deposit service fees	192	175	349	337
Income from loans sold on the secondary market	139	279	242	578
SBA/USDA loan sale gains	166	554	548	663
Mortgage servicing income	89	182	102	285
Other	64	61	100	146
Total other income	650	1,251	1,341	2,009

OTHER EXPENSE:
Salaries and employee benefits	2,523	2,375	5,064	4,681
Occupancy	546	363	1,084	745
Furniture and equipment	303	255	622	525
Data processing	288	268	574	533
Advertising	123	111	230	215
Professional service fees	276	320	607	545
Loan and deposit	83	45	162	118
Writedowns and losses on other real estate held for sale	14	87	14	89
FDIC insurance assessment	90	95	175	200
Telephone	82	63	164	145
Other	570	541	1,309	1,038
Total other expenses	4,898	4,523	10,005	8,834

Income before provision for income taxes	1,220	1,897	2,214	3,125
Provision for income taxes	414	637	748	1,052

NET INCOME	806	1,260	1,466	2,073

Preferred dividend and accretion of discount	—	63	—	200

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$806	$1,197	$1,466	$1,873

INCOME PER COMMON SHARE:
Basic	$.15	$.22	$.27	$.34
Diluted	$.15	$.22	$.26	$.34

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

LOAN PORTFOLIO AND CREDIT QUALITY

(Dollars in thousands)

Loan Portfolio Balances (at end of period):

	June 30,	December 31,	June 30,
	2014	2013	2013
	(Unaudited)	(Unaudited)	(Unaudited)
Commercial Loans:
Real estate - operators of nonresidential buildings	$103,598	$100,333	$95,510
Hospitality and tourism	42,111	45,360	42,833
Lessors of residential buildings	14,912	14,191	13,377
Gasoline stations and convenience stores	11,881	11,534	11,038
Real estate agents and managers	11,388	10,922	9,472
Commercial construction	10,550	10,904	16,053
Other	180,125	166,124	155,278
Total Commercial Loans	374,565	359,368	343,561

1-4 family residential real estate	105,868	103,768	94,254
Consumer	15,043	13,801	13,435
Consumer construction	7,464	6,895	4,305

Total Loans	$502,940	$483,832	$455,555

Credit Quality (at end of period):

	June 30,	December 31,	June 30,
	2014	2013	2013
	(Unaudited)	(Unaudited)	(Unaudited)
Nonperforming Assets :
Nonaccrual loans	$2,055	$1,410	$3,983
Loans past due 90 days or more	—	—	—
Restructured loans	597	614	—
Total nonperforming loans	2,652	2,024	3,983
Other real estate owned	1,947	1,884	2,481
Total nonperforming assets	$4,599	$3,908	$6,464
Nonperforming loans as a % of loans	.53%	.42%	.87%
Nonperforming assets as a % of assets	.77%	.68%	1.17%
Reserve for Loan Losses:
At period end	$5,097	$4,661	$5,177
As a % of average loans	1.04%	1.01%	1.14%
As a % of nonperforming loans	192.19%	230.29%	129.98%
As a % of nonaccrual loans	248.03%	330.57%	129.98%
Texas Ratio	6.43%	5.59%	9.02%

Charge-off Information (year to date):
Average loans	$489,656	$462,500	$453,023
Net charge-offs (recoveries)	$(62)	$2,232	$516
Charge-offs as a % of average loans	N/M %	.48%	.23%

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES QUARTERLY FINANCIAL HIGHLIGHTS

	QUARTER ENDED
	(Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2014	2014	2013	2013	2013
BALANCE SHEET (Dollars in thousands)

Total loans	$502,940	$485,862	$483,832	$472,495	$455,555
Allowance for loan losses	(5,097)	(4,883)	(4,661)	(4,959)	(5,177)
Total loans, net	497,843	480,979	479,171	467,536	450,378
Total assets	595,869	583,592	572,800	567,917	553,501
Core deposits	380,772	384,846	375,593	375,166	357,935
Noncore deposits	103,244	90,864	90,706	86,522	89,972
Total deposits	484,016	475,710	466,299	461,688	447,907
Total borrowings	42,087	38,852	37,852	35,852	35,925
Common shareholders’ equity	66,477	65,730	65,249	63,045	62,520
Total shareholders’ equity	66,477	65,730	65,249	67,045	66,520
Total shares outstanding	5,527,690	5,527,690	5,541,390	5,581,339	5,554,459
Weighted average shares outstanding	5,527,690	5,530,908	5,555,952	5,562,835	5,556,133

AVERAGE BALANCES (Dollars in thousands)

Assets	$581,150	$580,717	$569,443	$560,089	$548,455
Loans	492,923	486,354	479,321	464,324	456,937
Deposits	469,720	473,951	461,630	456,191	439,780
Common Equity	65,553	65,462	62,950	62,134	62,483
Equity	65,553	65,462	66,906	66,134	67,483

INCOME STATEMENT (Dollars in thousands)

Net interest income	$5,659	$5,593	$5,626	$5,348	$5,269
Provision for loan losses	191	183	825	375	100
Net interest income after provision	5,468	5,410	4,801	4,973	5,169
Total noninterest income	650	691	1,191	738	1,251
Total noninterest expense	4,898	5,107	4,935	4,359	4,523
Income before taxes	1,220	994	1,057	1,352	1,897
Provision for income taxes	414	334	(1,911)	456	637
Net income	806	660	2,968	896	1,260
Preferred dividend expense	—	—	58	50	63
Net income available to common shareholders	$806	$660	$2,910	$846	$1,197

PER SHARE DATA

Earnings	$.15	$.12	$.52	$.15	$.22
Book value per common share	12.03	11.89	11.77	11.30	11.26
Market value, closing price	12.90	12.54	9.90	9.10	8.88

ASSET QUALITY RATIOS

Nonperforming loans/total loans	.53%	.31%	.42%	.91%	.87%
Nonperforming assets/total assets	.77	.63	.68	1.21	1.17
Allowance for loan losses/total loans	1.01	1.01	.96	1.09	1.14
Allowance for loan losses/nonperforming loans	192.19	327.50	230.29	114.98	129.98
Texas ratio (1)	6.43	5.18	5.59	9.56	9.02

PROFITABILITY RATIOS

Return on average assets	.56%	.46%	2.03%	.60%	.88%
Return on average common equity	4.93	4.09	18.34	5.40	7.69
Return on average equity	4.93	4.09	17.26	5.08	7.12
Net interest margin	4.18	4.25	4.24	4.12	4.16
Efficiency ratio	77.55	80.57	66.94	70.64	68.02
Average loans/average deposits	104.94	102.62	103.83	101.78	103.90

CAPITAL ADEQUACY RATIOS

Tier 1 leverage ratio	10.50%	10.25%	10.31%	10.90%	11.01%
Tier 1 capital to risk weighted assets	11.86	11.79	11.83	12.45	12.74
Total capital to risk weighted assets	12.87	12.79	12.79	13.47	13.85
Average equity/average assets (for the quarter)	11.28	11.27	11.75	11.81	12.30
Tangible equity/tangible assets (at quarter end)	11.16	11.26	11.75	11.81	12.30

(1) Texas ratio equals nonperforming assets divided by shareholders’ equity plus allowance for loan losses